UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2025

Advantage Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38990	83-4629508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Forsyth Boulevard, Suite 1025
Clayton, Missouri		63105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (314) 655-9333

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	NASDAQ Global Select Market
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ADVWW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Daniel Gore as Chief Accounting Officer and Principal Accounting Officer

On March 19, 2025, the board of directors of Advantage Solutions Inc. (the “Company”) appointed effective as of March 24, 2025, Daniel Gore, age 56, as the Chief Accounting Officer and principal accounting officer of the Company, as such term is used for purposes of the rules and regulations of the Securities and Exchange Commission.

From June 2023 to March 2025, Mr. Gore served as the Vice President-Finance for 8th Avenue Food & Provisions, a private brand-centric consumer products company. From September 2019 to January 2023, Mr. Gore served as the Senior Vice President Finance & Chief Accounting Officer for Benson Hill, an agriculture tech company. He also served Benson Hill as a consultant from January 2023 to June 2023. Prior to that Mr. Gore served in various financial executive capacities for public and private companies including Save-A-Lot Stores Ltd., ABEO Footwear, Essence Healthcare, Inc. and Ralcorp Holdings. Mr. Gore received his B.S. in Accounting from the University of Missouri, Columbia, and a Master of Business Administration – Finance from Washington University. Mr. Gore replaces Christopher Growe as the principal accounting officer of the Company, and Mr. Growe continues to serve the Company as its Chief Financial Officer and principal financial officer.

Effective as of his commencement date, Mr. Gore will earn an annual base salary of $375,000 and will be eligible for an annual target bonus of fifty percent (50%) of his base salary. Mr. Gore will receive an initial equity grant of restricted stock units with a value equal to $300,000, two-thirds of which will vest on the one-year anniversary of the grant date, and one-third of which will vest on the second-year anniversary of the grant date. Beginning in 2026, Mr. Gore will be eligible for annual equity grants of fifty percent (50%) of his base salary.

There are no arrangements or understandings between Mr. Gore and any other persons pursuant to which he was appointed as an officer, and there are no family relationships between him and any director or executive officer of the Company. Mr. Gore has not engaged in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K, including any since the beginning of the Company’s last fiscal year or any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Gore had or will have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	March 21, 2025		ADVANTAGE SOLUTIONS INC.

		By:	/s/ Christopher Growe
Christopher Growe Chief Financial Officer